UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On March 28, 2013 the Chief Executive Officer of E-Waste Systems, Inc. (“Corporation”) conducted a Question & Answer session with one of the stockholders of the Corporation who requested the answers to a series of questions, and who had agreed in advance that none of the information revealed in the interview would be posted on any internet site or disseminated to any other stockholder of the Corporation in any manner until the required Form 8-K filing could be made by the Corporation revealing the fact that the interview had taken place and revealing the items discussed during that interview.  The stockholder further agreed that he would not participate in any trading of the Corporation’s stock either immediately before the interview or until after the 8-K filing by the Corporation.  This interview was conducted over a private conference call line and was taped in its entirety for the purpose of disclosure.  The interview was conducted for the purpose of answering the questions, which were considered by the Corporation to be of potential significant interest to all stockholders, and of sharing the information with all stockholders in a proper and consistent manner.

A transcript of the interview in its entirety is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the interview does not purport to be complete and is qualified in its entirety by reference to the full transcript of the interview.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d)  EXHIBITS:

Exhibit No.	Description

99.1	Complete Transcript of Interview

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:    April 1, 2013